Exhibit 10.U

                          RESTAURA, INC.

            KEY MANAGEMENT DEFERRED COMPENSATION PLAN

1.   RESTATEMENT OF PLAN.

Restaura, Inc. (formerly Greyhound Food Management, Inc. and herein called the "Company") hereby amends and restates the Greyhound Food Management, Inc. Key Management Deferred Compensation Plan and renames it as the Restaura, Inc. Key Management Deferred Compensation Plan (the "Plan") effective as of January 1, 1991, as amended effective January 1, 1998.

2.   APPLICABILITY OF THE PLAN.

The provisions set forth in this restatement apply only to Plan participants who are employed by the Company on or after January
1, 1998.

Participants and former participants who terminated employment prior to January 1, 1998 remain subject to the terms of the prior Plan in which they participated at the time of their termination, but any benefits remaining to be paid under the prior Plan shall be paid from this Plan.

3.   PURPOSE.

The purpose of the Plan is to provide post-retirement income to eligible employees on or after January 1, 1998. It is the intention of the Company that eligible employees shall be those selected by the Company from time to time and such that the Plan continues to be eligible for exemption under Parts 2, 3, and 4 of Title 1 of ERISA. In order to further that intent, all Eligible Employees must fulfill at least the following requirements:

A.   His or her basic earnings should exceed the Social Security
Wage Base, for purposes other than Medicare, applicable in his or her year of enrollment by 25% and

B.   He or she should be exempt from the provision of the Fair
Labor Standards Act and

C. His or her duties should be those of supervisory or management personnel and

D. Eligible Employees shall be restricted to elected Officers of Restaura, Inc. or any of its subsidiaries or affiliates whose title shall be one of the following:

     Vice President
     Senior Vice President
     Executive Vice President
     President

4.   PARTICIPATION.

Employees of the Company including its subsidiaries or its food service affiliates identified on Schedule A may become eligible for the Plan when approved by the Board of Directors of Restaura, Inc. A list of Eligible Employees is attached (Schedule B) to the Plan and such exhibit shall be periodically updated when additional employees become eligible.

5.   FUNDING.

No fund shall be established to provide for the payment of benefits under this Plan. Such payments shall be made only when an Eligible Employee retires and shall be payable by the Company at such time.

6.   RETIREMENT BENEFIT.

The Plan shall pay a monthly benefit on retirement from the Company, after attainment of age 65, or age 55 with 10 or more years of service, equal to the amount by which the sum of the monthly pension benefits payable to the Eligible Employee from all qualified defined benefit plans maintained by the Viad Corp or any of its subsidiaries or its affiliates (hereinafter called the "Corporation") is less than that monthly benefit based on the rules of the Greyhound Employees' Retirement Income Plan appendix to the Viad Corp Retirement Income Plan in effect at the time of retirement and using in the calculation all service (which shall mean credited benefit service under the Greyhound Food Companies Salaried Employees' appendix to the Viad Companies Retirement Income Plan) and basic earnings (excluding MIP or other similar awards) with the Corporation (unless an exclusion is specified for any Eligible Employee of a Company listed in Schedule A).

Notwithstanding the foregoing, the limits of Internal Revenue Code Section 401(a)(17) and 415 shall not apply when making this calculation based on the rules of such Greyhound Employees' Retirement Income Plan appendix. Also in making this determination, the amounts from such other Corporation pension plans shall be determined prior to the election of any options (such as joint and survivor elections). In addition, if at the time of retirement, any such pension (from another Corporation pension plan) is not available immediately (on account of early retirement eligibility provisions) then for the purposes of this Plan, it shall be taken into account as though it were payable immediately on an actuarial equivalent basis.

7.   OPTIONAL FORMS.

If any pension is payable to an Eligible Employee from a pension plan maintained by the Corporation and an optional form of payment is elected under that plan, then a similar election will be assumed under this Plan. If two or more such pensions are payable from other plans, then the option selected for the largest pension shall prevail in the Plan.

8.   VESTING.

Notwithstanding any other provision hereof, any Eligible Employee hereunder who has accumulated five years of service with the Corporation and its subsidiaries taken as a whole, ignoring breaks in service, shall be fully vested and entitled to benefits hereunder.

9.   PLAN COMMUNICATIONS.

Schedule B attached shall constitute a listing of those Eligible
Employees approved in accordance with paragraph 2 above. Each such employee shall receive a detailed description of the benefits that may become available to him or her under the Plan.

10.  PLAN ADMINISTRATION.

The Plan shall be administered by the Restaura, Inc. Compensation
Committee. The Board of Directors of Restaura, Inc. reserves the right to alter or discontinue the Plan or any of its provisions at its discretion.

11.  TRANSFERS.

An Eligible Employee who transfers from Restaura, Inc. to another division, subsidiary, or affiliate within the Corporation may, so long as he or she otherwise qualifies for a benefit under this Plan and so long as he or she terminates employment with the Corporation and all of its subsidiaries and affiliates, retire from this Plan and receive a monthly benefit after attaining age 55 with 10 years of service or after attaining age 65 regardless of service. The benefit will be determined according to Paragraph 6 above, but based only on service and earnings with Restaura, Inc. and shall be offset only by amounts from pension plans reflecting such service and earnings.

     In witness whereof, the Company causes this Restaura, Inc.
Key Management Deferred Compensation Plan to be executed by its duly authorized representative on this thirtieth day of December, 1997.

                              VIAD CORP

                              By:  Leon C. Reivitz
                                   Vice President Human Resources



                            SCHEDULE B
      RESTAURA, INC. SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                   List of Active Participants

NAME                     SS#                 LIST BIRTHDATE
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                   List of Retired Participants

NAME                     SS#                 LIST BIRTHDATE
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 List of Inactive Participants (transfers and leaves of absence)

NAME                     SS#                 LIST BIRTHDATE
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                     Term Vested Participants

NAME                     SS#                 LIST BIRTHDATE
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